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                                                                   EXHIBIT 10.6H

                      SEVENTH AMENDMENT TO LEASE AGREEMENT
                             DATED DECEMBER 31, 2001
                    [Canopy Properties, Inc. / Altiris, Inc.]

This SEVENTH AMENDMENT is entered into as of the fourteenth (14th) day of January, 2005 between Canopy Properties, Inc. ("Landlord") and Altiris, Inc. ("Tenant").

Whereas Landlord and Tenant entered into a Lease dated December 31, 2001, first amended 12 September 2002, and again 31 March 2003, 20 May 2003, 31 Oct. 2003, 23 Jan 2004, and 5 May 04 for the purpose of increasing the premises, Landlord and Tenant hereby agree to further amend the Lease as follows:

     1. Effective February 15, 2005, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 5,088 rentable square feet of additional space (Additional Premises) identified as Suite 150, situated on the first floor of the Canopy Building III, located at 588 West 400 South, Lindon, Utah, bringing the approximate total lease space of Tenant to 75,427 rentable square feet.

     2. These Additional Premises, shall be leased at the rate of $101,760 annually, operating expenses and adjustments as outlined in Paragraph 29 of the Lease included.

     3. Tenant's percentage share of total building operating cost beginning at the effective date shall be increased from 79.82 % to 85.59 %.

     4. Tenant accepts Additional Premises in its "as is" condition.

All other terms, conditions and provisions of said Lease, including the ending date of the initial term of the Lease, shall remain in full force and effect.


LANDLORD:                                      TENANT:

Canopy Properties, Inc.                        Altiris, Inc.

By: /s/ Boyd Worthington                       By: /s/ Stephen C. Erickson
    ---------------------                          ------------------------

Its: VP, Real Estate Development               Its: VP & Chief Financial Officer


Reviewed by Altiris Legal
By:              I.R.
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Date:        1/18/05
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